Exhibit 10.7

Amended and Restated Exclusive Bussiness Cooperation Agreement

This Amended and Restated Exclusive Bussiness Cooperation Agreement (hereinafter referred to as the “Agreement”) is signed on September 16, 2019 in Shenzhen, China by:

Shenzhen OneConnect Technology Service Co., Ltd. (深圳壹账通科技服务有限公司) (“Party A”), a limited liability company established and existing in accordance with the laws of China, having its address at Room 201, Building A, No.1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (settled with Shenzhen Qianhai Commercial Secretary Co., Ltd.), with its entire equity ultimately and beneficially owned by OneConnect Financial Technology Co., Ltd. (the “Ultimate Controlling Shareholder”), a Cayman Islands exempted limited liability company;

OneConnect Smart Technology Co., Ltd. (ShenZhen) (深圳壹账通智能科技有限公司) ( “Party C” or the “Operating Entity”), a limited liability company established and existing in accordance with the laws of China, having its address at Room 201, Building A, No.1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (settledwith Shenzhen Qianhai Commercial Secretary Co., Ltd.);

Party A and Party B are hereinafter individually referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS

1.                                      Party A is a limited liability company registered in the People’s Republic of China (hereinafter referred to as “China”), having resources necessary for providing technical services and business consulting services;

2.                                      Party B is a limited liability company registered in China;

3.                                      Party A agrees to use its manpower, technology and information advantages to provide Party B with relevant exclusive technical services, technical consulting service and other services (within the scope as defined hereinafter) during the term of the Agreement; Party B agrees to accept such services provided by Party A or its designee in accordance with the provisions of this Agreement;

4.                                      The parties signed the Exclusive Business Cooperation Agreement (the “Original Exclusive Business Cooperation Agreement”) on January 29, 2018, and agreed to amend the Original Exclusive Business Cooperation Agreement and replace it with the Agreement.

NOW THEREFORE, through mutual agreement, Party A and Party B agree as follows:

1.                                      Provision of Services by Party A

1.1                               In accordance with the terms and conditions of the Agreement, Party B hereby appoints Party A as its exclusive service provider to provide Party B with comprehensive business support, technical services and consulting services, including all or part of services as determined by Party A from time to time which are within the approved business scope of Party B, including but not limited to technical services, network support, business consulting, equipment or lease, market consulting, system integration, product research and development and system maintenance (“Services”) during the term of the Agreement.

1.2                               Party B agrees to accept the Services and consultation provided by Party A. Party B further agrees that, except with the prior written consent of Party A, Party B shall not accept any consultation and/or services provided by any third party or cooperate with any third party, with regard to any matters stipulated in the Agreement, during the term of the Agreement. Party A may designate other parties (the designees may sign certain agreements specified under Article 1.4 hereof with Party B) to provide Party B with consultation and/or services hereunder.

1.3                               During the term of the Agreement, Party A, as the principal beneficiary of Party B, has the right to all economic benefits and is subject to risks arising out of businesses of Party B. In order to ensure that Party B meets the cash flow requirements in its daily operation and/or cover any losses incurred in its operation, Party A is obliged to provide financial support for Party B (only to the extent permitted by the laws of China) regardless of whether Party B actually incurs any of the operating losses. For the above purposes, Party A may provide financial support to Party B and/or any of its shareholders through bank entrusted loans, or borrowings or other means, and shall sign relevant contracts for such entrusted loans, borrowings or other means of financial support.

1.4                               Method of provision of services

1.4.1                     Party A and Party B agree that during the term of the Agreement, the parties may, directly or through their respective related parties, sign other technical service agreements and consulting service agreements with the other party or its related parties, with regard to the specific content, methods, personnel and fees of specific technical services and consulting services.

1.4.2                     In order to perform the Agreement, Party A and Party B agree that during the term of the Agreement, the parties may, directly or through their respective related parties, sign an intellectual property licensing agreement (including but not limited to software, trademarks, patents and know-how) with the other party or its related parties, which shall allow Party B to use Party A’s relevant intellectual properties at any time according to Party B’s business needs.

1.4.3                     Party B confirms that Party A may, at its sole discretion, subcontract to a third party all or part of the services which shall be provided for Party B hereunder.

2.                                      Calculation, Payment Method, Financial Statements, Audit and Taxation of Service Fees

2.1                               The parties agree that Party B shall pay service fees (“Service Fees”) to Party A for services provided by Party A. Subject to the laws of China, the Service Fees shall be the pre-tax profit of Party B (including all profits of any of its subsidiaries attributable to Party B and any other distribution received by Party B from its subsidiaries in any fiscal year, without taking into account the Service Fees payable hereunder), minus the accumulated losses (if any) of Party B and its subsidiaries in previous fiscal years, and the required working capital, expenses, taxes and reasonable operating profit determined in accordance with the applicable principles of tax laws and tax practices of China in any fiscal year. The Service Fees shall be paid on an annual basis. Party B shall, within 7 days following the last day of each fiscal year, (a) provide Party A with Party B’s management accounts and operating data for the current fiscal year, which shall specify Party B’s pre-tax income for the current fiscal year; and (b) pay the Service Fees to Party A in accordance with to investigation reports, plans, invoices or other written documents provided by Party A to Party B. Upon receiving the management accounts and operating data, Party A may issue to Party B an invoice for corresponding Service Fees. All payments shall be paid to the bank account designated by Party A by remittance or other means accepted by the parties. The parties agree that during the term of the Agreement, Party A may, from time to time, notify Party B of any change to the payment instructions, and without consent of Party B, Party A has the right to adjust the amount and payment time of the above Service Fees at its sole discretion, by giving Party B at least 10 days prior written notice.

2.2                               Party B shall, within 90 days following the end of each fiscal year, provide Party A with audited financial statements of Party B for the current fiscal year, which shall be audited by an independent certified public accountant approved by Party A, and Party A has the right to consolidate the audited financial data of Party B for each fiscal year. If the total amount of Service Fees paid by Party B to Party A in the fiscal year as indicated in the audited financial statements is different from the balance of pre-tax income for the fiscal year determined by Party B in accordance with China’s financial reporting standards after deducting relevant costs and reasonable expenses, Party B shall pay such difference to Party A at the written request of Party A.

2.3                               The parties agree that the payment of the aforesaid Service Fees shall not result in operational difficulties for either party in principle, and for the above purpose and to the extent that the principle is complied with, Party A may agree that Party B may delay the payment of the Service Fees, or may, by mutual agreement between the parties, adjust in writing the schedule of payment of the Service Fees by Party B to Party A under Articles 2.1 and 2.2.

2.4                               Party B shall prepare financial statements satisfactory to Party A in accordance with requirements of laws and commercial practices.

2.5                               Upon 5 working days’ prior notice from Party A, Party B shall allow Party A and its controlling shareholders (directly or indirectly)/or its designated auditors to conduct audit activities for Party B, including auditing Party B’s relevant account books and records at Party B’s main office locations and copying the required part of the account books and records. In addition, Party B shall provide Party A and its controlling shareholders (directly or indirectly)/or its designated auditors with information and data including those in relation to Party B’s operation, businesses, customers, finance and employees; and shall agree that the Ultimate Controlling Shareholder may disclose such information and data in order to meet regulatory requirements of the place where its securities are listed.

2.6                               Taxes incurred by either party due to the performance of the Agreement shall be borne by such Party.

3.                                      Intellectual Property Rights, Confidentiality and Non-competition

3.1                               Party A has exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual property rights arising out of or created as a result of the performance of the Agreement, including but not limited to copyright, patent, patent application, trademark, software, know-how and trade secrets, whether developed by Party A or Party B.

3.2                               Without prior written consent of Party A, Party B shall not transfer, assign, mortgage, license or otherwise dispose of its rights, ownership, interests and intellectual property rights, including but not limited to copyright, patent, patent application, trademark, software, know-how and trade secrets.

3.3                               The parties acknowledge that any oral or written information exchanged by the parties in connection with the Agreement is confidential. Each party shall keep all such information confidential and shall not, without the written consent of the other party, disclose any relevant information to any third party, except for information which: (a) is, or will be, in the public domain (other than as a result of the disclosure by the receiving party to the public); (b) is required to be disclosed in accordance with applicable laws, or rules or requirements of any stock exchange; or (c) is required to be disclosed by either party to its legal adviser or financial adviser with regard to transactions specified hereunder, provided that such legal adviser or financial adviser shall be subject to confidentiality obligations similar to those under this article. The disclosure of any confidential information by employees or institutions employed by either party shall be considered a disclosure of such confidential information by such party, and such party is liable for the breach of the Agreement. This article shall survive the termination of the Agreement for any reason.

3.4                               Party B shall not be directly or indirectly engaged in businesses which are not winthin the scope of the business license or certificate of Party B, or which compete with those of Party A in China, including investing in any entity that engages in any business competing with businesses of Party A, or carry out any other business which is not approved by Party A in writing.

3.5                               The parties agree that this article shall survive the termination of the Agreement, regardless of whether the Agreement is amended, rescinded or terminated.

4.                                      Representations and Warranties

4.1                               Party A represents and warrants as follows:

4.1.1                     Party A is a company legally registered and validly existing under the laws of China.

4.1.2                     Party A has the legal personality to sign and perform the Agreement, and the execution and performance of the Agreement by Party A is within the scope of its business operation; Party A has taken necessary corporate actions, and has been properly authorized, and has obtained the consent and approval of third parties and government agencies, and will not violate laws or other restrictions binding upon or affecting Party A.

4.1.3                     The Agreement constitutes Party A’s legal, effective and binding obligations and shall be enforceable against Party A.

4.1.4                     There are no pending lawsuits, arbitrations or other judicial or administrative procedures that will affect Party A’s ability to perform its obligations hereunder, and to the best of its knowledge, no such lawsuits, arbitrations or other judicial or administrative procedures are threatened.

4.1.5                     Party A has disclosed to Party B, all contracts, government approvals, permits, or documents binding on its assets or businesses, that may have a material adverse impact on its ability to fully perform its obligations hereunder, and there are no false statements or omissions of any material facts in documents previously provided by Party A to Party B.

4.2                               Party B represents and warrants as follows:

4.2.1                     Party B is a company legally registered and validly existing under the laws of China.

4.2.2                     Party B has the legal personality to sign and perform the Agreement, and the execution and performance of the Agreement by Party B is within the scope of its business operation; Party B has taken necessary corporate actions, and has been properly authorized, and has obtained the consent and approval of third parties and government agencies, and will not violate laws or other restrictions binding upon or affecting Party B.

4.2.3                     The Agreement constitutes Party B’s legal, effective and binding obligations and shall be enforceable against Party B.

4.2.4                     There are no pending lawsuits, arbitrations or other judicial or administrative procedures that will affect Party B’s ability to perform its obligations hereunder, and to the best of its knowledge, no such lawsuits, arbitrations or other judicial or administrative procedures are threatened.

4.2.5                     Party B has disclosed to Party A, all contracts, government approvals, permits, or documents binding on its assets or businesses, that may have a material adverse impact on its ability to fully perform its obligations hereunder, and there are no false statements or omissions of any material facts in documents previously provided by Party B to Party A.

4.2.6                     Party B shall pay the Service Fees to Party A in full and on time in accordance with the Agreement, maintain the validity of the license and qualification in relation to Party B’s businesses during the service period, actively support Party A in providing services, and accept reasonable opinions and suggestions of Party A on Party B’s businesses.

4.2.7                     Without prior written consent of Party A, Party B shall not sell, transfer, mortgage or otherwise dispose of any other legitimate rights and interests in assets, businesses or incomes, or provide guarantee for any third party, or permit any third party to create any other security interests over its assets or interests, from the date of the Agreement, except for transactions conducted by Operating Entity in its daily business activities.

4.2.8                     Without prior written consent of Party A, Party B shall not incur, succeed to, guarantee or permit the existence of any debts from the date of the Agreement, except for debts (i) which are incurred in daily business activities other than through loans; and (ii) which have been disclosed to Party A and have been approved by Party A in writing.

4.2.9                     Without prior written consent of Party A, Party B shall not sign any material contract (for the purpose of this paragraph, a contract is deemed to be material if the contract value exceeds RMB1 million) from the date of the Agreement, except for contracts signed in daily business activities.

4.2.10              Without prior written consent of Party A, Party B shall not merge with or into any third party, or together with any third party, form a consortium, or acquire any third party, or be acquired or controlled by any third party, or increase or reduce the structure of its registered capital, from the date of the Agreement.

4.2.11              Subject to relevant laws of China, Party B will appoint as its director, the person recommended by Party A; except with prior written consent of Party A or unless there are legal grounds, Party B shall not refuse to appoint the candidate recommended by Party A for any other reason.

4.2.12            From the date of the Agreement, Party B engages Party A to keep and control relevant certificates and official seals which are important for daily operation of Party B, including its business license, official seal, contract seal, special financial seal and legal representative seal.

4.3                               The parties hereby agree that:

4.3.1                   The parties undertake that once the laws of China allow Party A to directly hold and Party A determines to hold the equity interest in Party B, and Party A and/or its subsidiaries and branches can be legally engaged in businesses of Party B, the parties will immediately rescind the Agreement upon the transfer of all such equity interest in Party B to Party A in accordance with the Amended and Restated Exclusive Equity Purchase Option Agreement signed by existing direct or indirect shareholders of Party B on the date of the Agreement.

5.                                      Entry into Force and Term

5.1                               The Agreement is signed or sealed by the parties and comes into force on the date first above written. The Agreement shall be valid for 10 years unless terminated early in accordance with the provisions of the Agreement or other agreements otherwise signed by the parties. Upon expiry of the term, the aforesaid term will be extended for any number of further periods of 5 years each, unless Party A determines not to extend the term and notifies Party B in writing within 30 days prior to the expiry of the term.

5.2                               The Agreement will automatically terminate, if Party B becomes insolvent, or is dissolved by law, or the entire equity interest in Party B has been transferred to Party A in accordance with the Amended and Restated Exclusive Equity Purchase Option Agreement signed by the parties and existing direct or indirect shareholders of Party B on the date of the Agreement, during the term of the Agreement.

6.                                      Termination

6.1                               Unless renewed in accordance with the relevant provisions of the Agreement, the Agreement shall be terminated on the expiry date and upon written notice from Party A.

6.2                               During the term of the Agreement, (a) the parties may terminate the Agreement early by mutual agreement; (b) Party A may terminate the Agreement early at any time by giving a 30 days’ prior written notice to Party B; (c) Party B has no right to unilaterally terminate the Agreement early.

6.3                               The rights and obligations of the parties under Articles 3, 7 and 8 shall survive the termination of the Agreement.

6.4                               All payment obligations of either party hereunder (including but not limited to Service Fees) which become due prior to the termination or expiry date of the Agreement, or any liability for breach occurring prior to the termination of the Agreement, will not be released by reason of early termination of the Agreement for any reason or the expiry of the Agreement. Any Service Fee which is payable and incurred prior to the termination date of the Agreement shall be paid to Party A within 15 working days following the termination date of the Agreement.

7.                                      Liability for Breach

7.1                               Subject to other provisions of the Agreement, if a party (the “Breaching Party”) fails to perform its obligations hereunder or otherwise breaches the Agreement, the other party (the “Damaged Party”) may: (a) give written notice to the Breaching Party stating the nature and scope of the breach, and require the Breaching Party to remedy the breach at its own expense within a reasonable period specified in the notice (the “Remedy Period”); and (b) if the Breaching Party fails to remedy the breach within the Remedy Period, the Damaged Party has the right to require the Breaching Party to assume all liabilities arising from its breach, and compensate for all actual financial losses suffered by the Damaged Party as a result of its breach, including but not limited to lawyer’s fees, litigation or arbitration fees arising from litigation or arbitration procedures in relation to such breach. In addition, the Damaged Party has the right to require the Breaching Party to specifically perform its obligations hereunder. In addition, the Damaged Party has the right to request the relevant arbitration institution or court to order the specific performance and/or enforcement of the terms hereof. The exercise by the Damaged Party of the aforesaid remedies will not affect the exercise by it of other remedies under the Agreement and laws.

7.2                               Except as expressly provided by law, Party B has no right to terminate the Agreement by reason of a breach of the Agreement by Party A.

8.                                      Applicable Law, Dispute Settlement and Law Changes

8.1                               The execution, validity, interpretation, performance, amendment and termination of the Agreement and the settlement of disputes hereunder shall be governed by the laws of China.

8.2                               Any dispute arising out of interpretation and performance of the Agreement shall be firstly settled by amicable negotiation between the parties. If the parties fail to reach an agreement on the settlement of the dispute within 30 days after either party requests to settle the dispute through negotiation, either party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration which shall be conducted in Shanghai in accordance with its arbitration rules then in force. The language to be used in the arbitration proceedings shall be Chinese. The arbitration award shall be final and binding upon the parties.

8.3                               Upon the occurrence of any disputes arising from the interpretation and performance of the Agreement or if any dispute is under arbitration, except for the matters in dispute, the parties to the Agreement shall continue to exercise their respective rights and perform their respective obligations hereunder.

8.4                               In case of promulgation, amendment, or change in the interpretation or application, of any laws, regulations or rules of China, at any time after the execution of the Agreement, the following shall apply: (a) if the amendment to the laws or newly promulgated regulations are more favorable to either party than the relevant laws, regulations, decrees or rules in force on the date of the Agreement (and other parties are not materially and adversely affected), each party shall, in a timely manner, apply for the benefits arising out of such amendment or new regulations, and the parties shall use their best efforts to procure that the application is approved; and (b) if the aforesaid law amendment or newly promulgated regulations have direct or indirect material adverse impacts on the economic benefits of either party under the Agreement, the parties shall, through all legitimate means, obtain an exemption from compliance with such amendment or regulations, and make their best efforts to procure that the Agreement shall continue to be performed in accordance with the original terms. If the adverse impact on the economic benefits of either party cannot be addressed in accordance with the provisions of the Agreement, the parties shall, upon notice from the affected party to other parties, negotiate in a timely manner, and to the extent permitted by the laws of China, make all necessary amendments to the Agreement to maintain the economic benefits of the affected party hereunder.

8.5                               Subject to the laws of China, the arbitration tribunal may award compensation and injunctive relief in respect of the equity interests, rights and interests in  assets, property interest, or land assets of Party B, (including but not limited to for handling businesses or for compulsory transfer of assets) or make a ruling on the liquidation of Party B. Upon the arbitration award becoming effective, either party has the right to apply to a court having jurisdiction for enforcement of the arbitration award. Subject to the laws of China, as a property preservation or enforcement measure, upon the request of either party to the dispute, the court having jurisdiction has the right to grant interim relief to the party, during the formation of an arbitration tribunal or to the extent permitted by laws. Subject to the laws of China, the courts in (i) Hong Kong, (ii) Cayman Islands, (iii) the place of incorporation of Party A (namely Shenzhen, China); and (iv) the place where main assets of the Ultimate Controlling Shareholder or Party B are located, shall have jurisdiction for the aforesaid purposes.

9.                                      Compensation

Party B shall indemnify and hold harmless Party A from and against any loss, damage, liability or expense incurred as a result of any actions, claims or other demands against Party A arising out of or caused by the consultation and services provided by Party A at the request of Party B, unless such loss, damage, liability or expense arises from the gross negligence or willful misconduct of Party A.

10.                               Notice

10.1                        All notices and other communications required or permitted under the Agreement shall be delivered by hand, prepaid registered mail, commercial courier service or fax to the following address of the receiving party. An email confirmation shall be sent, for each notice. Such notice shall be deemed to have been received:

10.1.1              on the date of delivering or refusing to receive the notice at the recipient address indicated in the notice, if delivered by hand, commercial courier service or prepaid registered mail;

10.1.2              on the date of successful transmission (as evidenced by the automatic   transmission confirmation message), if sent by fax.

10.2                        For the purpose of notice, addresses of the parties are as follows:

Party A:	Shenzhen OneConnect Technology Service Co., Ltd. (深圳壹账通科技服务有限公司)
Address:	55F, Ping An Financial Center, 5033 Yitian Road, Futian District, Shenzhen
Attn:	Legal representative

Party B:	OneConnect Smart Technology Co., Ltd. (ShenZhen) (深圳壹账通智能科技有限公司)
Address:	55F, Ping An Financial Center, 5033 Yitian Road, Futian District, Shenzhen
Attn:	Legal representative

10.3                        Either party may change its address for receiving notice at any time, by giving notice to another parties in accordance with the article.

11.                               Assignment

11.1                        Without prior written consent of Party A, Party B shall not assign its rights and obligations hereunder to any third party.

11.2                        Party B agrees that Party A may transfer its rights and obligations hereunder to any third party by giving prior written notice to Party B, without the consent of Party B.

12.                               Waiver; Cumulative Remedies

12.1                        No waiver by either party of any breach or non-performance by the other party of any provision of the Agreement shall be considered a waiver of a subsequent breach or non-performance of such provision or other provisions hereof. No failure or delay in exercising any right or remedy hereunder shall constitute a waiver of relevant provisions hereof.

12.2                        No single or partial exercise of any right or remedy hereunder shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of either party hereunder are cumulative and not exclusive of any rights or remedies otherwise provided by law.

13.                               Severability

If one or more provisions of the Agreement are held invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired in any aspect. The parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with valid provisions that most closely approximate the economic effect of such invalid, illegal or unenforceable provisions, to the maximum extent permitted by law and expected by the parties.

14.                               Amendments, Changes and Supplements

14.1                        Any amendment, change and supplement to the Agreement shall require the execution of a written agreement by the parties.

14.2                        If a relevant competent regulatory authority or exchange puts forward any opinion on amendment to the Agreement, or there is any change to any applicable securities listing rule or relevant requirements in relation to the Agreement, the parties shall amend the Agreement accordingly.

15.                               Survival

15.1                        Any obligation arising from or becoming due as a result of the Agreement prior to the expiry or early termination of the Agreement shall survive the expiry or early termination of the Agreement.

15.2                        Articles 8, 10 and 15 shall survive the termination of the Agreement.

16.                               Miscellaneous

16.1                        The Agreement has been executed in five (5) counterparts with the same force and effect. Each party shall keep one (1) counterpart, and the remaining counterparts shall be kept by Party A.

16.2                        The Agreement is binding upon legal assignees and successors of the parties.

16.3                        Except for any written amendments, supplements or changes made to the Agreement after the execution of the Agreement, the Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof, and supersedes all prior oral and written negotiations, representations and contracts, with regard to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have caused the Amended and Restated Exclusive Business Cooperation Agreement to be duly executed by their respective authorized representatives on the date first written above.

Party A:	Shenzhen OneConnect Technology Service Co., Ltd. (深圳壹账通科技服务有限公司)

Signature:	/s/ Wangchun Ye

Name:	Wangchun Ye

Title:	Legal representative

IN WITNESS WHEREOF, the parties have caused the Amended and Restated Exclusive Business Cooperation Agreement to be duly executed by their respective authorized representatives on the date first written above.

Party B:	OneConnect Smart Technology Co., Ltd. (ShenZhen) (深圳壹账通智能科技有限公司)

Signature:	/s/ Wangchun Ye

Name:	Wangchun Ye

Title:	Legal representative